Exhibit 8.1

List of subsidiaries:

Particulars	Country	Holding as of
		March 31, 2013	March 31, 2012
Infosys BPO	India	99.98%	99.98%
Infosys Australia (10)	Australia	100%	100%
Infosys China	China	100%	100%
Infosys Consulting Inc (1)	U.S.A	–	–
Infosys Mexico	Mexico	100%	100%
Infosys BPO s. r. o (2)	Czech Republic	99.98%	99.98%
Infosys BPO (Poland) Sp.Z.o.o (2)	Poland	99.98%	99.98%
Infosys Sweden	Sweden	100%	100%
Infosys Brasil	Brazil	100%	100%
Infosys Consulting India Limited (3)	India	100%	100%
Infosys Public Services, Inc.	U.S.A	100%	100%
Infosys Shanghai	China	100%	100%
McCamish Systems LLC (2)	U.S.A	99.98%	99.98%
Portland Group Pty Ltd (2)(4)	Australia	99.98%	99.98%
Portland Procurement Services Pty Ltd (2)(4)	Australia	99.98%	99.98%
Lodestone Holding AG (5)	Switzerland	100%	–
Lodestone Management Consultants (Canada) Inc (6)	Canada	100%	–
Lodestone Management Consultants Inc.(6)	U.S.A	100%	–
Lodestone Management Consultants Pty Limited (6)	Australia	100%	–
Lodestone Management Consultants (Asia Pacific) Limited (6)(8)	Thailand	–	–
Lodestone Management Consultants AG (6)	Switzerland	100%	–
Lodestone Augmentis AG (6)	Switzerland	100%	–
Hafner Bauer & Ödman GmbH (6)	Switzerland	100%	–
Lodestone Management Consultants (Belgium) S.A. (7)	Belgium	99.90%	–
Lodestone Management Consultants GmbH (6)	Germany	100%	–
Lodestone Management Consultants Pte Ltd. (6)	Singapore	100%	–
Lodestone Management Consultants SAS (6)	France	100%	–
Lodestone Management Consultants s.r.o. (6)	Czech Republic	100%	–
Lodestone Management Consultants GmbH (6)	Austria	100%	–
Lodestone Management Consultants China Co., Ltd. (6)	China	100%	–
Lodestone Management Consultants Ltd. (6)	UK	100%	–
Lodestone Management Consultants B.V. (6)	Netherlands	100%	–
Lodestone Management Consultants Ltda.(7)	Brazil	99.99%	–
Lodestone Management Consultants Sp. z.o.o. (6)	Poland	100%	–
Lodestone Management Consultants Portugal, Unipessoal, Lda. (6)	Portugal	100%	–
S.C. Lodestone Management Consultants S.R.L. (6)	Romania	100%	–
Lodestone Management Consultants S.R.L. (6)(9)	Argentina	100%	–

(1)	On October 7, 2011, the board of directors of Infosys Consulting Inc. approved the termination and winding down of the entity, and entered into an assignment and assumption agreement with Infosys Limited. The termination of Infosys Consulting, Inc. became effective on January 12, 2012, in accordance with the Texas Business Organizations Code. Effective January 12, 2012, the assets and liabilities of Infosys Consulting, Inc. were transferred to Infosys Limited.
(2)	Wholly owned subsidiaries of Infosys BPO
(3)	On February 9, 2012, Infosys Consulting India Limited filed a petition in the Honourable High Court of Karnataka for its merger with Infosys Limited.
(4)	On January 4, 2012 Infosys BPO acquired 100% of the voting interest in Portland Group Pty Ltd.
(5)	On October 22, 2012, Infosys acquired 100% of the voting interest in Lodestone Holding AG.
(6)	Wholly owned subsidiary of Lodestone Holding AG acquired on October 22, 2012.
(7)	Majority owned and controlled subsidiary of Lodestone Holding AG acquired on October 22, 2012.
(8)	Liquidated effective February 14, 2013
(9)	Incorporated effective January 10, 2013
(10)	Under liquidation